Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

INVESTOR RELATIONS CONTACT:
William Schmitt — Integrated Corporate Relations
203-682-8200, investorrelations@lakesentertainment.com
FOR FURTHER INFORMATION CONTACT:
Timothy Cope – 952-449-7030

FOR IMMEDIATE RELEASE:
October 31, 2008

LAKES ENTERTAINMENT ANNOUNCES
DIVIDEND RATIO
MINNEAPOLIS – October 31, 2008 – Lakes Entertainment, Inc. (NASDAQ: LACO) announced that it has set the dividend ratio at 0.478982732 shares of WPT Enterprises, Inc. (“WPTE”) common stock for each share of Lakes Entertainment, Inc. common stock held as of 5:00 P.M. Central Daylight Time on October 24, 2008, the record date. The final dividend ratio was calculated by dividing the 12,480,000 shares of WPTE common stock owned by Lakes by the 26,055,219 shares of Lakes common stock outstanding on the record date. As previously announced, the distribution date for the dividend is November 21, 2008.
Lakes has been informed by NASDAQ that FINRA has set October 31, 2008 as the ex-dividend date for this dividend. In order for a shareholder to receive the dividend of WPTE common stock, the shareholder must have owned shares of Lakes common stock before the ex-dividend date. If you owned shares of Lakes common stock, but sold those shares before the ex-dividend date, you also sold your entitlement to the shares of WPTE common stock distributed pursuant to the dividend. If you bought shares of Lakes common stock before the ex-dividend date, and sell them on or after the ex-dividend date, you will be entitled to the shares of WPTE common stock distributed pursuant to the dividend.
Lakes shareholders will receive whole shares of WPTE common stock in book entry form and cash payments for fractional shares. An information statement, which will include information on the tax consequences of the dividend, will be mailed to Lakes shareholders on or before November 21, 2008.

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management or financing agreements with four separate Tribes for casino operations in Michigan, California, and Oklahoma, for a total of five separate casino sites. Lakes is currently managing the Cimarron Casino for the Iowa Tribe of Oklahoma and the Four Winds Casino Resort for the Pokagon Band of Potawatomi Indians. Lakes is also involved in other business activities, including possible development of a Company owned casino resort project in Vicksburg, Mississippi and the development of new table games for licensing to Tribal and non-Tribal casinos. The Company also owns approximately 61 percent of WPT Enterprises, Inc. (NASDAQ: WPTE), a separate publicly held media and entertainment company engaged in the creation of internationally branded entertainment and consumer products driven by the development, production and marketing of televised programming based on gaming themes, including the World Poker Tour® television series, the operation of an online gaming website, the licensing and sale of branded products and the sale of corporate sponsorships. As a result of a previously announced dividend of the shares of WPTE that Lakes owns, Lakes will no longer have an ownership interest in WPTE after November 21, 2008.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, passage of the Ohio casino resort initiative on the November 4, 2008 Ohio statewide election ballot or if the referendum passes, that it will not subsequently be challenged or that other developments will not prevent or delay the project; need for potential future financing to meet Lakes’ development needs, including financing needs related to the Ohio casino resort initiative; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management. For more information, review the company’s filings with the Securities and Exchange Commission.